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[DELOITTE & TOUCHE LOGO]



                    DELOITTE & TOUCHE LLP             Telephone:  (615) 259-1800
                    Suite 2400                        Facsimile:  (615) 259-1857
                    424 Church Street
                    Nashville, Tennessee 37219-2396


December 18, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of ShoLodge, Inc.'s Report on Form 8-K/A, dated December 16, 1998, and agree with the comments therein.

Yours truly,

/s/ Deloitte & Touche LLP